                                                                    EXHIBIT 11.1
         STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                             Three months ended              Nine months ended
                                                                               September 30,                   September 30,
                                                                        ----------------------------    ---------------------------
                                                                            1997            1996            1997            1996
                                                                        -----------     -----------     -----------     -----------

NET INCOME (LOSS)...................................................    ($1,229,218)      ($795,108)    ($1,196,805)    ($3,197,429)
                                                                        ===========     ===========     ===========     ==========

NET INCOME (LOSS) PER SHARE

Weighted average common shares
 outstanding .......................................................      2,672,976       2,526,872       2,630,019       2,512,795

Net effect of stock issued, stock options exercised
 and stock options and warrants granted during the
 12-month period prior to the Company's filing of
 its initial public offering at less than the assumed
 offering price, calculated using the treasury stock
 method at the assumed offering price of $13 per share,
 and treated as outstanding for all periods presented ..............        715,751         855,564         756,322         857,085
                                                                        -----------     -----------     -----------     -----------



Shares used in computation of net income
  (loss) per share .................................................      3,388,727       3,382,436       3,386,341       3,369,880
                                                                        ===========     ===========     ===========     ===========

                                                                        ===========     ===========     ===========     ==========
Net income (loss) per share ........................................         ($0.36)         ($0.24)         ($0.35)         ($0.95)
                                                                        ===========     ===========     ===========     ===========


NET INCOME .........................................................    ($1,229,218)      ($795,108)    ($1,196,805)    ($3,197,429)
                                                                        ===========     ===========     ===========     ===========

PROFORMA NET INCOME PER SHARE

Weighted average common shares
  outstanding ......................................................      2,672,976       2,526,872       2,630,019       2,512,795

Weighted average common shares giving effect to
  conversion of convertible
  preferred stock to common stock at the time of
  preferred stock issuance .........................................      5,151,196       5,151,196       5,151,196       4,908,845

Net effect of stock issued, stock options exercised
 and stock options and warrants granted during the
 12-month period prior to the Company's filing of
 its initial public offering at less than the assumed
 offering price, calculated using the treasury stock
 method at the assumed offering price of $13 per share,
 and treated as outstanding for all periods presented ..............        715,751         855,564         756,322         857,085
                                                                        -----------     -----------     -----------     ------------


     Total..........................................................      8,539,923       8,533,632       8,537,536       8,278,726
                                                                        ===========     ===========     ===========     ===========

PRO FORMA NET INCOME PER SHARE .....................................         ($0.14)         ($0.09)         ($0.14)         ($0.39)
                                                                        ===========     ===========     ===========     ===========